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                                                                  EXHIBIT 10.43
                                                                   CONFIDENTIAL

                                 SUN CHANNEL AGREEMENT

                                     MASTER TERMS


THIS SUN MICROSYSTEMS, INC. CHANNEL AGREEMENT MASTER TERMS ("Master Terms"), is made as of the 1st day of February, 2000 ("Effective Date") between Sun Microsystems, Inc., with its address at 901 San Antonio Road, Palo Alto, CA 94303 ("Sun"), and Rosetta Inpharmatics, Inc., with its address at 12040 115th Avenue NE, Kirkland, WA 98034 ("GSP").

The parties agree as follows:

1.     SCOPE OF AGREEMENT

1.1 Exhibits and Schedules. These Master Terms describe the general terms by which GSP may purchase Products and Services from Sun or from a Sun authorized Master Reseller as set forth in an Exhibit. The specific terms related to the purchase of Equipment, Software and Services are described in the appropriate Product Exhibits or Service Exhibits and Schedules (collectively referred to as "Exhibits"). Each Exhibit and these Master Terms together constitute a separate agreement ("the Agreement"). Exhibits may be added or deleted from time to time by the agreement of the parties, but GSP is only authorized to purchase Products or Services hereunder to the extent that one or more applicable Exhibit(s) is executed and in force.

1.2 Order of Precedence. The provisions of any Exhibit will take precedence over these Master Terms, to the extent that they are inconsistent.

2.     DEFINITIONS

2.1 EQUIPMENT means the hardware components (may also be referred to as "hardware") of Product and includes the media on which Software is pre-loaded.

2.2 PRODUCT(S) means any Equipment and Software delivered by Sun directly or indirectly to GSP under the Agreement.

2.3 SERVICE(S) means any consulting, educational and support services provided directly or indirectly to GSP under the Agreement.

2.4 SOFTWARE means any binary software (and related documentation) provided by Sun directly or indirectly to GSP under the Agreement.

3.     TERM AND TERMINATION

3.1 Term. These Master Terms commence on the Effective Date and will continue until the expiration or termination of all Exhibits. Each Exhibit shall detail the commencement date of the Exhibit ("Exhibit Effective Date").

*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

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3.2    Termination at Will. Either party may terminate these Master Terms for convenience on written notice to the other party in the event that all Exhibits have been terminated or have expired.

3.3 Termination for Cause. Either party may terminate these Master Terms and any or all Exhibits.

(a) immediately, by written notice, upon material breach by the other party of the Agreement, if such breach cannot be remedied;

(b) by written notice, if the other party fails to cure any material remediable breach of the Agreement within thirty (30) days of receipt of written notice of such breach;

(c) automatically if GSP ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to the liquidation or insolvency of GSP which is not dismissed within ninety (90) days or makes an assignment for the benefit of its creditors;

(d) immediately by written notice if GSP undergoes any change its ownership or control (whether by way of voting or contract rights or otherwise) or in its business, which change Sun considers material, in light of the fact that GSP has been appointed by Sun because of its present financial, technical and managerial conditions

3.4 Termination by Sun. In addition to the general reasons set forth in Sections 3.2 and 3.3 above, Sun may terminate these Master Terms and any or all Exhibits, immediately by written notice if GSP:

(a)    breaches any Sun Software license;

(b)    breaches Section 5 (Confidential Information) of these Master Terms;

(c) breaches (or Sun reasonably believes GSP will breach) the U.S. Export Administration Regulations, the U.S. Foreign Corrupt Practices Act or similar laws or regulations of any other government; or

(d) infringes or challenges the validity of any Sun copyright or Sun Trademark (as defined herein).

3.5 Consequences of Termination or Expiration. Upon any expiration or termination of the Agreement (or all of them), the following will occur:

(a) all outstanding invoices and amounts owing from GSP to Sun will thereupon become immediately due and payable;

(b)    Sun will [***]. If Sun [***]. Except in the case of [***].


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AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

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(c) Sun will have the right to cancel by written notice all or part of any unfulfilled order previously accepted by Sun. To the extent that Sun does not cancel any such other, the Agreement will continue to apply to such order;

(d) GSP will immediately return all Sun property under GSP's control (including without limitation all Sun confidential information, schematics, manuals, Software and Sun business plans) and remove, cancel and/or cease to use the Sun Trademarks, any signs or other advertising materials referring to Sun, or Products or Services or to GSP as an authorized reseller of Sun; and

(e) all of GSP's rights under the Agreement shall immediately cease and GSP shall at no time in the future represent that it is an authorized reseller of Sun or that it is in any way associated with Sun or Products or Services.

3.6 Survival. Rights and obligations under the Agreement which by their nature should survive, will remain in effect after termination or expiration of the Agreement.

3.7 No Liability for Termination or Expiration. The right of termination or expiration provided herein is absolute. Each party waives and releases the other from any claim to compensation or indemnity related to the permitted or lawful termination of the business relationship established under the Agreement.

4.  COMMERCIAL TERMS

4.1 Commercial terms for GSPs who purchase Products or Services from a Sun authorized Master Reseller will be determined by GSP's agreement with such Master Reseller. This Section 4.1 applies only to GSPs who purchase Products or Services directly from Sun.

(a) Prices and Taxes. Prices and fees for Products and Services are exclusive of all shipping and insurance charges, and do not include sales tax or any other tax based upon the value of Products and/or Services. GSP is responsible for payment of all such charges and taxes.

(b) Payments. If GSP satisfies Sun's credit requirements, payment terms are net thirty (30) days from (i) the date of invoice for Products or Services, or (ii) where GSP is purchasing Products, the date of shipment of Products, whichever is the later. Otherwise terms are cash in advance of delivery. Sun in its reasonable commercial judgment may place GSP on credit hold, in which event, Sun will promptly inform GSP and may: i) with respect to Product purchases, delay or reschedule GSP orders, and ii) with respect to Services, discontinue delivery upon thirty (30) days' written notice to GSP. Interest will accrue from the date on which payment is due at the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law. GSP will not be required to pay the disputed portion of any invoice, pending resolution of that dispute, provided that written notice of the dispute has been forwarded to Sun in writing within fifteen (15) days of the date of that invoice.

4.2 Records and Audits. During the term of the Agreement and for a period of five (5) years thereafter, GSP will maintain accurate records as necessary to verify compliance with the Agreement. Sun may audit these records at any time after reasonable written notice to verify compliance. Sun will conduct this audit through an independent auditor of Sun's choice


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*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT,
AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

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("Auditor"). Auditor will be bound to keep confidential the details of the business affairs of GSP and to limit disclosure of the audit results to only the sufficiency of the records, including, whether GSP is in compliance with the terms of the Agreement and the amount, if applicable, of any required additional payment or other payment adjustment. Except as described below, Sun will bear all costs and expenses associated with the exercise of its audit rights. Any errors in payments identified will be corrected by GSP by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than [***] GSP will reimburse Sun the amount of the underpayment, the reasonable charges of the Auditor in performing the audit that identified the underpayment, and interest on the overdue amount at the maximum allowable interest rate from the date the obligation accrued.

5. CONFIDENTIAL INFORMATION

If either party desires that information provided to the other party under the Agreement be held in confidence, that party will, prior to or at the time of disclosure, identify the information in writing as confidential or proprietary. The recipient may not disclose such confidential or proprietary information, may use it only for purposes specifically contemplated in the Agreement, and must treat it with the same degree of care as it does its own similar information, but with no less than reasonable care. These obligations do not apply to information which; a) is or becomes known by recipient without an obligation to maintain its confidentiality; b) is or becomes generally known to the public through no act or omission of recipient, or c) is independently developed by recipient without use of confidential or proprietary information. This section will not affect any other confidential disclosure agreement between the parties.

6. LIMITED WARRANTIES

6.1 Product and Service Warranties. Any warranties for Products and Services will be specified in the Exhibit(s).

6.2 Year 2000 Warranty.

(a) Sun warrants that specified versions of Products identified on Sun's external Website (url: www.sun.com/cpl.html) as being Year 2000 compliant ("Listed Products") will not produce errors in the processing of date data related to the year change from December 31, 1999 to January 1, 2000. Date representation, including leap years, will be accurate when Listed Products are used in accordance with their accompanying documentation, provided that all hardware and software products used in combination with Listed Products properly exchange date data with them.

(b) Versions of Products identified on Sun's external Web site as not yet compliant, but which are scheduled to be made compliant, will become Listed Products when remedial replacement plans, patches, software updates or subsequent releases ("Y2K Fixes") are issued and properly installed.

(c) Other Products are not covered by these warranties.


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AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC
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(d)   To the extent that Sun installs Y2K Fixes or performs other Services under the Agreement for GSP, Sun respectively warrants that

(i)   upon installation of the Y2K Fixes, Products will become Listed
Products; and

(ii) Services performed on Listed Products will not result in them ceasing to be Listed Products.

(e) GSP's sole and exclusive remedy for Sun's breach of these warranties will be for Sun at its option: (i) to use commercially reasonable efforts to repair Listed Products or provide Y2K Fixes, as the case may be; (ii) to supply functionally equivalent Year 2000 compliant products; or (iii) if (i) and (ii) are commercially unreasonable, to refund to GSP its net book value respectively for non-compliant Listed Products or products for which scheduled Y2K Fixes were not provided

6.3 DISCLAIMER OF WARRANTIES. UNLESS SPECIFIED IN THE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

7     IMPORT AND EXPORT LAWS

All Products, Services and technical data delivered under the Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. GSP agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to GSP.

8.    NUCLEAR APPLICATIONS

GSP acknowledges that Products and/or Services are not designed or intended for use in the design, construction, operation or maintenance of any nuclear facility. SUN DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH USES

9.    TRADEMARKS

9.1 Trademarks. "Sun Trademarks" means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products and Services. GSP may refer to Products and Services by the associated Sun Trademarks provided that such reference is not misleading and complies with Sun's Trademark and Logo Policies. GSP may not remove or alter any Sun Trademarks, nor may it co-logo Products. GSP agrees that any use of Sun Trademarks by GSP will inure to the sole benefit of Sun or its licensors. GSP agrees not to incorporate any Sun Trademarks into GSP's trademarks, service marks, company names, internet addresses, domain names, or any other similar designations.


                                      -5-
*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

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92    Special Program Logos. GSP may use the special program logo, if any, applicable to GSP's appointment, as established in any Exhibit only: (a) as shown in the artwork provided by Sun; (b) in pre-sale marketing materials and advertising, but not on goods, packaging, product labels, documentation or other materials distributed with Products; (c) in a manner no more prominent than GSP's corporate name and logo; and (d) otherwise in accordance with the then current Sun Trademark and Logo Policies.

93    Use of GSP Information. Sun has the right to disclose and publish GSP's name, address and profile information in connection with Sun's GSP programs.

10.   INTELLECTUAL PROPERTY CLAIMS

Sun will indemnify GSP for its reasonable expenses and will defend or settle at Sun's option and expense any legal proceeding brought against GSP, to the extent that it is based on a claim that Products infringe a trade secret, a trademark, a mask work, a copyright or a patent Sun will pay all damages and costs awarded by the court of which finally determines the case or are incurred in the settlement thereof, provided that GSP: (a) gives written notice of the claim promptly to Sun; (b) gives Sun sole control of the defense and settlement of the claim; (c) provides to Sun all available information and assistance; and (c) has not compromised or settled such claim. If any Products or Materials are found to infringe, or in Sun's opinion are likely to be found to infringe, Sun may elect to: (a) obtain for GSP the right to use such Products and/or Materials; (b) replace or modify such Products and/or Materials so that they become non-infringing, or if neither of these alternatives is reasonably available, (c) remove such Products and/or Materials and refund GSP's net book value for these Products and/or Materials. Sun has no obligation under this Section 10 for any claim which results from: (a) use of Products and/or Materials in combination with any equipment, software or data not provided by Sun; (b) Sun's compliance with designs or specifications of GSP; (c) modification of Products and/or Materials; or (d) use of an allegedly infringing version of any Products and/or Materials, if the alleged infringement could be avoided by the use of a different version made available to GSP. THIS SECTION 10 STATES THE ENTIRE LIABILITY OF SUN AND EXCLUSIVE REMEDIES OF GSP FOR CLAIMS OF INFRINGEMENT.

11.   LIMITATION OF LIABILITY

Except for obligations under Section 10 (Intellectual Property Claims), or
Section 12 (indemnity and Insurance) or breach of any applicable license grant, and to the extent not prohibited by applicable law (i) each party's aggregate liability to the other for claims relating to the Agreement, whether for breach or in tort, including but not limited to negligence, will be limited to the amount paid to Sun for Products, Services, or Materials which are the subject matter of the claims, and (ii) neither party will be liable for any indirect, punitive, special, incidental or consequential damages in connection with or arising out of the Agreement (including loss of business, revenue, profits, use, data or other economic advantage) however it arises, whether for breach or in tort, even if that party has been previously advised of the possibility of such damage. LIABILITY FOR DAMAGES WILL BE LIMITED AND EXCLUDED EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN THE AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.


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AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

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12.   INDEMNITY AND INSURANCE

Except for claims arising under Section 10 (Intellectual Property Claims), GSP will indemnify Sun and its suppliers from and against all claims, liabilities, damages and costs (including legal fees and costs), relating to
(i) GSP's use or distribution of Products and Services under the Agreement or
(ii) any acts or omissions of GSP. GSP shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days' written notice to Sun in event of modification or termination).

13.   FORCE MAJEURE

A party is not liable under the Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

14.   WAIVER OR DELAY

Any express waiver or failure to exercise promptly any right under the Agreement will not create a continuing waiver or any expectation of non-enforcement.

15.   ASSIGNMENTS

Neither party may assign or otherwise transfer any of its rights or obligations under the Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment, assign the Agreement to an affiliated company, or subcontract the delivery of Services or Products. If Sun elects to subcontract Service or Product delivery, Sun will remain primarily responsible for delivery.

16.   RELATIONSHIP OF THE PARTIES

An Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or fiduciary or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

17.   NOTICES

All written notices required by the Agreement must be delivered in person or by means evidenced by a delivery receipt or via email or website and will be effective upon receipt.

18.   SEVERABILITY

If any provision of the Agreement is held invalid by any law or regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of any other provisions.


                                      -7-

*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

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19.   GOVERNING LAW

Disputes which cannot be settled amicably will be governed by the laws of California and controlling US Federal law. Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply.

20.   ENTIRE AGREEMENT

20.1 An Agreement (which Includes the applicable Exhibit) is the parties' entire agreement relating to its subject matter. It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional rents of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter.

20.2 No modification to the Agreement will be binding, unless in writing and signed by an authorized representative of each party.

20.3 The provisions of this Agreement are not altered by the terms and conditions of any other agreement GSP may have with Sun.

21.   SURVIVAL

Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration.

IN WITNESS WHEREOF, THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THESE MASTER TERMS AS OF THE EFFECTIVE DATE.


SUN MICROSYSTEMS, INC.                 GLOBAL SOLUTIONS PARTNER

By:  /s/                               By:
    ------------------------------         -----------------------------------

Name:  John J. King                    Name:
      ----------------------------           ---------------------------------

Title:  SR VP & COO                    Title:
       ---------------------------            --------------------------------

Date:  4/7/00                          Date:
      ----------------------------           ---------------------------------


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*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT,
AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

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                                             SUN GSP AGREEMENT #________________

                                   EXHIBIT B

                              EQUIPMENT PRODUCTS


This Sun Equipment Exhibit ("Equipment Exhibit") is effective on February 1, 2000 ("Equipment Exhibit Effective Date") between Sun Microsystems Inc. and GSP, and is an attachment to the Master Terms between Sun and GSP. The Master Terms are an integral part of this Equipment Exhibit and are incorporated by reference.

1     DEFINITIONS

A.    "End User" means the entity purchasing Equipment for its own use.

B.    "Guide" means the Sun GSP Reference Guide.

C.    "Master Reseller" means a designated Sun Authorized master reseller.

D. "Price List" means the applicable Sun Price list current at the time of execution of this Equipment Exhibit and any subsequent price changes made by Sun.

E.    "Sun Funds" means Sun Solutions Development Funds.

2.    APPOINTMENT OF GSP

A.    Appointment.

(1) Sun appoints GSP as a non-exclusive GSP ("GSP). GSP is authorized to purchase available Product directly from Sun or from its designated Master Reseller. Product must be (i) sold, leased or rented (collectively referred to as "sold"); (ii) sold directly to End Users via personal contact web or telesales basis; and (10) installed and supported on a face to face basis at an End User site In the United States ("Authorized Sale"). GSP is permitted to outsource services up to [***] of its purchases of Product under this Exhibit B.

(2) The sale of Products to the Federal Government is prohibited unless GSP executes a Government System (GSA) Agreement. GSP's primary business must at all times be the sale and support of computer systems and related proprietary solution.

(3) GSP may distribute Products to End Users Indirectly through resellers ("resellers"), provided that GSP enters into and rigorously enforces a written agreement under which each reseller agrees to:

(a)   resell Sun Products only as incorporated in systems directly to end users;


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(b)   comply with the terms of Paragraphs 7 (except 7(F) and 7(I)) and 8 of this Equipment Exhibit and Paragraphs 6, 7, 8, 9, 10 and 11 in the Master Terms as they apply to GSP, provided that End User support and maintenance may be provided by GSP on Reseller's behalf;

(c) identify Sun as a third party beneficiary of those End User obligations related to Sun or Sun Products; and;

(d) acknowledge that it is not entitled to any other benefits of this Agreement

B. Guide. Sun's GSP policies are detailed in its GSP Reference Guide located at http://channel.sun.com/US/GSP represents that it has read the Guide and will comply with all applicable rules and procedures. Sun may modify the Guide from time to time upon thirty (30) day's Notice.

3.    SUN FUNDS

GSP will receive from Sun, Sun Funds on certain sales of Products computed at Sun's list price, excluding Products not purchased for resale and Products that GSP's Master Reseller did not purchase from Sun. Sun may modify this Section upon thirty (30) days' Notice.

4     GSP ELIGIBILITY REQUIREMENTS. In order to maintain GSP status, the following qualifications are mandatory at all times throughout the duration of this Agreement. Periodic reviews will be conducted to assure compliance with all requirements.

A. The GSP's primary business model and revenue stream must be derived from their custom solution, "Proprietary Solution" which is identified in the Business Plan;

B. 100% of Sun Product sold (peripherals not included) must include the Proprietary Solution (on same or separate Purchase Order);

C.    A GSP's solution can be either non-Sun hardware or software based;

D. A GSPs hardware or software solution must be developed by GSP and cannot be third party solution;

E. The GSP must have a dedicated product engineering team or department that engineers their solution;

F     The GSP agrees to make their product compatible with Sun hardware and the
Solaris operating environment (Including Java based applications) in the time frame detailed in the Business Plan; and

G     The GSP agrees to offer, sell, and/or license their products to Sun end users.

5.    BUSINESS PLAN

GSP has submitted a Business Plan to, and which has been reviewed by, Sun (attached as Attachment B). GSP has represented to Sun that the Business Plan accurately reflects the manner

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in which it intends to market and support Products. Either party may initiate a review of the accuracy of GSP's Business Plan upon thirty (30) days' notice, provided that Sun shall initiate no more than [***].

6.  ATTACHMENTS

The Attachments may be modified only upon the mutual consent of the parties, except that Sun may modify Attachment C (Object Code License) at any time. The current version of each Attachment is hereby incorporated by reference.

7.  GSP'S OBligations

A. Sale and Support. GSP shall use its best efforts to promote the sale of Products, and shall purchase and maintain the demonstration equipment identified in the Guide. GSP shall provide to each End User, as detailed in the Guide and the Business Plan, (1) complete pre- and post-Installation support, including complete installation, training, and continuous technical service and (ii) hardware and software maintenance support. The sale and direct support of Products must be performed at all times by full-time employees. Training and certification may be secured directly from Sun or from any Sun Authorized training provider. Sun's support options are set out in the Guide.

B. Spare Parts. The use of spare parts purchased under the authority granted by this Agreement is strictly limited to (i) resale to any GSP's End user for internal use, or (ii) the service of Products sold and installed by GSP under this Agreement except that GSP may use such parts to service all of an End users systems, if GSP has sold and installed at least [***] of the systems for which service is being provided.

C. Upgrades. The list price of upgrades is based upon the return to Sun of specified parts from the system(s) being upgraded, as set out in the U.S. Price List. GSP is responsible for assuring that the specified parts are received by Sun within thirty (30) days after shipment of the upgrade to GSP If the specified parts are not timely received, Master Reseller or Sun will invoice and GSP agrees to pay Master Reseller or Sun (net 30 days) for the non-returned parts, the difference between the list price of the purchased upgrade(s) and the list price of the upgraded system(s) if purchased new.

D. GSP Documentation Business Records, and Reports. GSP shall furnish to its End Users, at the time of delivery of Products, a sales receipt stating the date of sale, and, if applicable, the serial number of Products sold. GSP shall, during the term of this Agreement and for [***] years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Products, including all documents relating to or exchanged between GSP and its End users, Master Reseller and Sun. Sun may review these records upon request.

GSP shall provide monthly Productivity Status Reports ("PSR's) to Sun All PSR reports shall be Java-based PSR reports only, in accordance with the Java-based PSR guidelines beginning at url:http//channel.sun.com/US/policies/newpsrguide.html. GSP must include in their report to Sun all sales by Resellers to End Users. Upon the Initial failure to timely submit a complete PSR, Sun

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

may cancel Sun Fund accruals and suspend participation in other programs. Any subsequent failure to remedy or timely submit a PSR may result in immediate termination of this Agreement.

E. Indemnify and Insurance. GSP agrees to Indemnify and hold Sun harmless from and against all claims from GSP's End Users or third parties arising out of any acts and/or omissions of GSP or its employees or representatives. GSP shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such Insurance (which shall require thirty (30) days' written notice to Sun In event of modification or termination).

F. Fair Representation. GSP shall display, demonstrate, and represent Products fairly and shall make no representations concerning Sun or its Products which are false, misleading, or Inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. GSP shall comply with all applicable laws and regulations in performing under this Agreement.

G. Sun SPARC Only. Except as otherwise provided in willing by Sun, GSP shall not sell, lease, or otherwise deal in any product based on SPARC Architecture, unless such product (i) is a Sun Product or (ii) is a "laptop system." A product is a "laptop" system if it is (i) transportable, (ii) battery operated, (iii) under sixteen (16) pounds total weight including case, and (iv) packaged without a CRT. GSP is not prohibited by this Agreement from selling any product that does not contain the SPARC Architecture.

H. GSP shall purchase all Sun Products for resale directly from Sun or from its designated Master Reseller unless an exception is granted by Sun in writing. Purchase terms and conditions as may be agreed upon between GSP and designated Master Reseller shall govern the purchase of Products from the Master Reseller. Sun will permit GSP to change the identity of its designated Master Reseller only once per year, by Notice (which shall include the effective date of the transition), during the thirty (30) days' period prior to each years Expiration Date.

No Simultaneous Orders. The Intention of the parties, and the goal of this Agreement, is that GSP will not issue the same purchase orders for Products from both Sun and Master Reseller with the intention that one order be canceled in favor of the other order. GSP must not issue orders directly to Sun and to a Master Reseller at the same time for the same Products. Failure to comply with this section will be considered a material breach, and may result in immediate termination of the Agreement. This section does not otherwise affect terms and conditions regarding cancellations of or changes to, orders that may exist In the Agreement or in any agreement with a Master Reseller.

I. Limited Warranty. GSP must provide a warranty to Its End Users at least equivalent to the warranty provided by Sun. GSP agrees to indemnify Sun for any liability or damages caused by GSP's provision of any other warranty.

J. Failure to comply with any of the foregoing obligations will constitute a material breach of this Agreement.

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*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT,
AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

8 LIMITED WARRANTY

8.1 GSP shall arrange for all Bid Users to be notified that they will receive the following warranty ("the Warranty") directly from Sun. This Warranty will be included in Sun product packaging. The duration of the Warranty, applicable response times, start dates and other Warranty details are specified at http://channel.sun.com/service/global/warranty/ ("the Warranty Web Page) and are applicable as at the date an order is accepted, or at End Users option, the Effective Date of this Agreement. Any subsequent changes to Warranty details specified on the Warranty Web Page will not apply to Products purchased by End Users prior to any change. GSP is responsible for notifying its end users that they will receive the following warranty ("the Warranty") directly from Sun.

8.2 Subject to 8.1 above, Sun warrants that

(a) the Hardware will be free from defects in materials and workmanship.

(b) The Software will be warranted either according to the warranty set forth in 8.2 (c) below or the warranty set out at the Warranty Web-Page, whichever is greater, for such software specifically mentioned therein.

(c) the media on which Software is furnished (if any) will, for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt be free from defect in materials and workmanship under normal use. Except for the foregoing, Software is provided "AS IS."

8.3 GSP's sole and exclusive remedy and Sun's entire liability for breach of the warranties specified in this Section 8, will be, at Sun's option, the repair, replacement of, or refund of the actual cost paid for the Products (less reasonable wear and tear) and/or to replace the media for Software or refund the associated license fee paid.

8.4 This Warranty is contingent upon proper treatment and use of the Products and maintenance of a safe and suitable site. No warranty will apply to any Product that has been (i) modified, altered or adapted without Sun's written consent (ii) maltreated or used in a manner other than in accordance with the Product manual or, (iii) repaired by any third party in a manner which fails to meet Sun's maintenance requirements and quality standards. Product problems attributable to the use of the Products with equipment or software not supplied or expressly approved by Sun are not covered under warranty. Any services provided for Product or problems which are out of warranty will be billed for on a time and materials basis.

9. COMMERCIAL TERMS FOR PRODUCTS

Prices and Discounts. For Products on Sun's then current, applicable U.S. Computer Systems Price List, Sun agrees to grant to GSP the following discounts when GSP purchases directly from Sun: [***] on Category A Product, [***] on Category B Products and [***] on Category H Products. Such discounts will not apply to those Products which are listed as "non-discountable in the appropriate price list, nor may they be applied to exceed any listed maximum discount. Such discounts will apply towards purchases of discountable spare parts, but such discounts will

*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

not apply to purchases of training, installation (except where included in the purchase price of the Products), consulting, repairs, maintenance work or similar services and source code license fees.

Orders and Delivery. When GSP purchases from Sun, GSP shall submit purchase orders in witting or electronically via Sun's eCommerce site in accordance with the requirements defined on that site. Order acceptance will only be effective upon issuance of Sun's order acknowledgement. Each order must be for a minimum of [***]. Sun will use reasonable efforts to meet target delivery dates identified on the order acknowledgement. Title to Products (except Software) and risk of loss or damage to Products will pass to GSP upon shipment, FOB Sun's Product Delivery Center. Sun reserves the right to make Product substitutions and modifications that do not cause a material adverse affect in overall Product performance.

Rescheduling and Reconfiguration. GSP may, when purchasing direct from Sun, reschedule or reconfigure all or part of any specific orders once at no charge, at long as a Change Purchase Order is received by Sun at least [***] prior to the scheduled delivery date and the rescheduled delivery date is within [***] of the original date. If an order is rescheduled or reconfigured at GSPs request on any other basis, or if Sun rescheduled the order because GSP fails to meet an obligation under this Agreement, Sun may charge GSP a restocking fee equal to [***] of the list price of the rescheduled or reconfigured portion of the order. If GSP refuses shipment at its requested delivery location, Sun may charge GSP a restocking fee of [***] of the list price of the shipment.

10. ASSIGNMENT OF PURCHASING

GSP may receive an assignment of purchase rights from an approved third party when the third party receives a purchase order from its end user so that GSP may procure Product for said third party. A separate assignment agreement ("Assignment Agreement') must be signed by Sun, GSP and third party authorized signatories.

11. TERM AND TERMINATION

Term. This Agreement shall commence on the Equipment Exhibit Effective Date and shall remain in force until the date established according to the following schedule:


Effective Date              Expiration Date:
                            (of each following year)

March 1-August31            August 31

September 1-February 28     February 28


It shall be automatically renewed on an annual basis thereafter, unless at least thirty (30) days prior to any year's Expiration Date, Sun or GSP tenders Notice of intention not to renew.

12. STATUTE OF LIMITATIONS

*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.

No claim or action, regardless of form, arising out of this Agreement may be brought by either party more than [***] after the claim or cause of action has arisen, or in the case of nonpayment, more than [***] from the date payment was due.

13. GOVERNING LAW

Any claim or cause of action must be brought solely and exclusively in the courts of the State of California.


IN WITNESS WHEREOF, THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT, AS OF THE DATE FIRST ABOVE WRITTEN.



SUN MICROSYSTEMS, INC.          GLOBAL SOLUTIONS PARTNER

By:  /s/                        By:
   -------------------------       -------------------------
Name:  John J. King             Name:
     -----------------------         -----------------------
Title:  SR VP & COO             Title:
      ----------------------          ----------------------
Date:  4/7/00                   Date:
     -----------------------         -----------------------

*MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.